Exhibit 23

                          Independent Auditors' Consent


IDACORP, Inc.

     We consent to the incorporation by reference in this Post- Effective Amendment No. 1 of IDACORP, Inc. to Registration Statement No. 333-00139 of Idaho Power Company on Form S-3 of our report dated January 30, 1998 appearing in the Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP
September 22, 1998
Boise, Idaho